                                                                     EXHIBIT 3.5

                          AMENDED AND RESTATED BYLAWS

                                      OF

                         MAGMA DESIGN AUTOMATION, INC.

                           (A Delaware Corporation)

                        Adopted as of February 11, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE 1..............................................................    1
 1.1    Registered Office..............................................    1
 1.2    Other Offices..................................................    1

ARTICLE 2..............................................................    1
 2.1    Annual Meeting.................................................    1
 2.2    Special Meetings...............................................    1
 2.3    Notices........................................................    1
 2.4    Stockholder Lists..............................................    1
 2.5    Quorum and Adjournments........................................    2
 2.6    Majority.......................................................    2
 2.7    Voting.........................................................    2
 2.8    Consent of Absentees...........................................    2
 2.9    Action Taken Without a Meeting.................................    2
 2.10   Inspectors of Election.........................................    3

ARTICLE 3..............................................................    3
 3.1    Powers.........................................................    3
 3.2    Number, Election and Term of Office............................    3
 3.3    Vacancies......................................................    3
 3.4    Annual Meetings................................................    4
 3.5    Regular Meetings...............................................    4
 3.6    Special Meetings...............................................    4
 3.7    Quorum and Majority............................................    4
 3.8    Telephonic Meeting.............................................    4
 3.9    Committees.....................................................    4
 3.10   Action Taken Without a Meeting.................................    5
 3.11   Compensation of Directors......................................    5
 3.12   Interested Directors...........................................    5

ARTICLE 4 .............................................................    5
 4.1    Officers and Elections.........................................    5
 4.2    Removal........................................................    5
 4.3    Resignation....................................................    5
 4.4    Terms of Office and Vacancies..................................    6
 4.5    Salaries.......................................................    6
 4.6    Chairman of the Board..........................................    6
 4.7    President......................................................    6
 4.8    Vice President.................................................    6
 4.9    Secretary......................................................    6
 4.10   Assistant Secretary............................................    6
 4.11   Treasurer......................................................    6
 4.12   Assistant Treasurer............................................    7

ARTICLE 5..............................................................    7
 5.1    Entitlement....................................................    7
 5.2    Facsimile Signatures...........................................    7
 5.3    Lost Certificates..............................................    7
 5.4    Transfer of Stock..............................................    8

                                      -i-
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
Article                                                                   Page
-------                                                                   ----
 5.5  Fixing a Record Date...............................................   8
 5.6  Registered Stockholders............................................   8

ARTICLE 6................................................................   8
 6.1  Dividends..........................................................   8
 6.2  Reserves...........................................................   8
 6.3  Checks, Notes, Instruments, Etc....................................   9
 6.4  Seal...............................................................   9
 6.5  Fiscal Year........................................................   9
 6.6  Waiver of Notice...................................................   9
 6.7  Registrars and Transfer Agents.....................................   9
 6.8  Amendments.........................................................   9

CERTIFICATE OF SECRETARY.................................................  10

                         AMENDED AND RESTATED BYLAWS OF

                         MAGMA DESIGN AUTOMATION, INC.

                            (A Delaware Corporation)

                                   ARTICLE 1

                                    OFFICES
                                    -------

     1.1  Registered Office.  The registered office of the Corporation shall be
          -----------------
in the City of Wilmington, County of New Castle, State of Delaware.

     1.2  Other Offices.  The Corporation may additionally have offices at such
          -------------
other places, both within and without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     2.1  Annual Meeting.  An annual meeting of the stockholders shall be held
          --------------
for the purpose of electing directors and conducting such other business as may come before the meeting. The date, time and place, within or without the State of Delaware, of the annual meeting shall be determined by resolution of the Board of Directors.

     2.2  Special Meetings.  Special meetings of the stockholders for any other
          ----------------
purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings may be called by the President and shall be called by the President at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

     2.3  Notices.  Written or printed notice of every annual or special meeting
          -------
of the stockholders, stating the place, date, time and, in the case of special meetings, the purpose or purposes of such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage prepaid.

     2.4  Stockholder Lists.  The officer having charge of the stock ledger of
          -----------------
the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetic order, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.5  Quorum and Adjournments.  The holders of a majority of the stock
          -----------------------
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting, and entitled to vote thereat, shall have the power, by affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time and/or place. Unless the adjournment is for more than thirty (30) days or unless a new record date is set for the reconvened meeting, no notice of the reconvened meeting need be given to any stockholder, provided that the time and place of the reconvened meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting. At the reconvened meeting, the Corporation may transact any business which might have been transacted at the original meeting.

     2.6  Majority.  When a quorum is present at any meeting, the vote of the
          --------
holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of an applicable statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     2.7  Voting.  Every stockholder shall, at every meeting of the
          ------
stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on after three years from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     2.8  Consent of Absentees.  The transactions of any meeting of
          --------------------
stockholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum was present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting, or an approval of minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     2.9  Action Taken Without a Meeting.  Unless otherwise restricted by the
          ------------------------------
Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Every written consent shall bear the date of signature of each stockholder or member who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by the General Corporation Law of Delaware, written consents signed by sufficient number of holders or members to take this action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or an agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     2.10 Inspectors of Election.  In advance of any meeting of stockholders,
          ----------------------
the Board of Directors may appoint any person(s), other than nominees for office, inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the President may, and on the request of any stockholder or his proxy, shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one (1) or three (3) inspectors shall be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the President. The duty of such inspector shall include the following: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum and the authenticity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the results; and such other acts as may be proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE 3

                                   DIRECTORS
                                   ---------

     3.1  Powers.  The business and affairs of the Corporation shall be managed
          ------
by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or to be done by the stockholders.

     3.2  Number, Election and Term of Office.  The number of the directors of
          -----------------------------------
the Corporation shall not be fewer than one (1) nor more than seven (7), until changed by amendment of the Certificate of Incorporation or by a bylaw amending this Paragraph 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation or in this Section 3.2, by a bylaw or amendment thereof approved by the Board of Directors or duly adopted by the affirmative vote of the majority of the shares present in person or represented by proxy at a duly held meeting and entitled to vote thereon or by written consent of the majority of the shares entitled to vote. The directors shall be elected at the annual meeting of the stockholders, except as provided in Paragraph 3.3 of this Article, and each director elected shall hold office until his successor is duly elected and qualified; provided, however, that if the directors shall be divided
                       --------  -------
into classes, each director elected shall hold office until the next election of the class for which such director has been elected, and until his successor has been duly elected and qualified.

     3.3  Vacancies.  Vacancies and newly created directorships resulting from
          ---------
any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling a vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     3.4  Annual Meetings.  The annual meeting of each newly elected Board of
          ---------------
Directors shall be held at such time and place as is specified by the stockholders at the meeting at which the directors were elected. If no such time and place is specified by the stockholders, the President shall specify such time and place and give at least twenty-four (24) hours' notice thereof to each newly elected director, either personally, by telephone, by mail or by telegraph.

     3.5  Regular Meetings.  Regular meetings, other than the annual meeting, of
          ----------------
the Board of Directors shall be held not less than quarterly at such times and such places within or without the State of Delaware as shall from time to time be determined by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     3.6  Special Meetings.  Special meetings of the Board of Directors may be
          ----------------
called by the President, any Vice President or the Secretary, and shall be called by the President upon the express written request of any two directors, on twenty-four (24) hours' prior notice to each director, either personally, by telephone, by mail or by telegraph, at such time and such place within or without the State of Delaware as shall be specified in such notice.

     3.7  Quorum and Majority.  At all meetings of the Board of Directors, a
          -------------------
majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.8  Telephonic Meeting.  Members of the Board of Directors, or any
          ------------------
committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Paragraph 3.8 shall constitute presence in person at such meeting.

     3.9  Committees.  The Board of Directors may, by resolution passed by a
          ----------
majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require the same, except as limited by Delaware General Corporation Law. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors designating such committee, but in all cases, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     3.10 Action Taken Without a Meeting.  Any action required or permitted to
          ------------------------------
be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.11 Compensation of Directors.  The Board of Directors, by resolution
          -------------------------
adopted by a majority of the whole Board, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees designated by the Board of Directors may be allowed like compensation for their services to the Corporation.

     3.12 Interested Directors.  No contract or transaction between the
          --------------------
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE 4

                                    OFFICERS
                                    --------

     4.1  Officers and Elections.  The officers of the Corporation shall be
          ----------------------
chosen by the Board of Directors and shall consist of a chairman of the board, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled for any period as it may deem necessary or advisable any office except the offices of President, Secretary and Treasurer.

     4.2  Removal.  Subject to the rights, if any, of an officer under any
          -------
contract of employment, any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause.

     4.3  Resignation.  Any officer may resign at any time by giving written
          -----------
notice to the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contracts to which the officer is a party.

     4.4  Terms of Office and Vacancies.  The officers of the Corporation shall
          -----------------------------
hold office until their successors are duly elected and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation, by death, resignation or otherwise, shall be filled by the Board of Directors.

     4.5  Salaries.  Salaries of all officers shall be fixed by the Board of
          --------
Directors.

     4.6  Chairman of the Board.  The chairman of the board shall, when present,
          ---------------------
preside at all meetings of the stockholders and of the Board of Directors and, subject to these bylaws, shall exercise such other powers and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

     4.7  President.  The President shall be the chief executive officer of the
          ---------
Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     4.8  Vice President.  In the absence of the President or in the event of
          --------------
his inability or refusal to act, the Vice President, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     4.9  Secretary.  The Secretary shall attend all meetings of the Board of
          ---------
Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     4.10 Assistant Secretary.  The Assistant Secretary, or if there be more
          -------------------
than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     4.11 Treasurer.  The Treasurer shall have the custody of the Corporation's
          ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          The Treasurer may disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of transactions and of the financial condition of the Corporation.

          If required by the Board of Directors, the Treasurer shall give to the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     4.12 Assistant Treasurer.  The Assistant Treasurer, or if there shall be
          -------------------
more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE 5

                             CERTIFICATES OF STOCK
                             ---------------------

     5.1  Entitlement.  Every holder of stock in the Corporation shall be
          -----------
entitled to have a certificate, signed by, or in the name of the Corporation, by the chairman or Vice chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by him in the Corporation.

     5.2  Facsimile Signatures.  Any signature on the certificate may be
          --------------------
facsimile, other than the counter-signature (a) of a transfer agent other than the Corporation or its employee, or (b) of a registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     5.3  Lost Certificates.  The Board of Directors may direct a new
          -----------------
certificate of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give to the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     5.4  Transfer of Stock.  Upon surrender to the Corporation or the transfer
          -----------------
agent of the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     5.5  Fixing a Record Date.  The Board of Directors may fix in advance a
          --------------------
date, not more than sixty (60) nor fewer than ten (10) days, preceding the date of any meeting of the stockholders, or the date for the payment of any dividend or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitlement to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consents, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation as provided in Article 2.9 of these Bylaws; the record date for determining stockholders for any other purpose shall be at the close of business on the day which the Board of Directors adopts the resolution relating thereof; and a determination of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5.6  Registered Stockholders.  The Corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of the shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE 6

                               GENERAL PROVISIONS
                               ------------------

     6.1  Dividends.  Dividends upon the capital stock of the Corporation,
          ---------
subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

     6.2  Reserves.  Before payment of any dividend, there may be set aside out
          --------
of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for

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

repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     6.3  Checks, Notes, Instruments, Etc.  All checks or demands for money,
          --------------------------------
notes, instruments or other documents of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Unless so designated by the Board, no such officer or officers or such other person or persons shall have any power or authority to render the Corporation liable for any purpose or to any amount.

     6.4  Seal.  The corporate seal shall be prescribed by the Board of
          ----
Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     6.5  Fiscal Year.  The fiscal year of the Corporation shall be determined
          -----------
from time to time by resolution of the Board of Directors.

     6.6  Waiver of Notice.  Whenever any notice is required to be given under
          ----------------
the provisions of the laws of the State of Delaware or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Except as may otherwise be specifically provided by law, any waiver by mail, telegraph, cable or wireless bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed. The presence of any person at any meeting, either in person or by proxy, shall be deemed the equivalent of a waiver in writing duly signed, except where the person attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6.7  Registrars and Transfer Agents.  The Board of Directors may appoint
          ------------------------------
one or more registrars of transfer, which shall be incorporated banks or trust companies, either domestic or foreign, and one or more transfer agents or transfer clerks, who shall be appointed at such times and places as the Board of Directors shall determine.

     6.8  Amendments.  These bylaws may be altered, amended or repealed, or new
          ----------
bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

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

                            CERTIFICATE OF SECRETARY

     I, Rajeev Madhavan, do hereby certify:

     1. That I am the duly elected and Secretary of Magma Design Automation, Inc., a Delaware corporation (the "Corporation"), and;

     2. That the foregoing bylaws constitute the Amended and Restated Bylaws of the Corporation duly adopted by the Board of Directors thereof effective as of February 11, 1999.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation.

                                      /s Rajeev Madhaven
                                      -------------------------------
                                      Rajeev Madhavan
                                      Secretary

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